Exhibit 99.1

CONTACT: William T. Camp Executive Vice President and	6110 Executive Blvd., Suite 800 Rockville, Maryland 20852 Tel 301-984-9400
Chief Financial Officer	Fax 301-984-9610
E-Mail: bcamp@writ.com	www.writ.com

July 29, 2010

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES

SECOND QUARTER FINANCIAL AND OPERATING RESULTS

Washington Real Estate Investment Trust (WRIT) (NYSE: WRE) reported financial and operating results today for the quarter ended June 30, 2010:

•

Funds From Operations (FFO)(1) was $0.50 per diluted share compared to $0.53 per diluted share in the same period one year ago. This difference is primarily due to gains on extinguishment of debt in the second quarter of 2009 and share dilution from our equity offerings in 2009 and 2010.

•	Net income was $0.24 per diluted share compared to $0.23 per diluted share in the same period one year ago.

“Investment opportunities in the Washington, DC market are steadily increasing, and we are pleased to be returning to the fundamental real estate business of buying and selling buildings. Our recent Quantico acquisition and Parklawn disposition exemplify our stated plan of asset recycling to improve the overall quality of our portfolio. We continue to work to increase occupancy and closely manage expenses at our existing properties, and we believe that our solid second quarter results reflect the hard work of our employees and the strength and depth of the economy in the Washington region,” said George “Skip” McKenzie, President and Chief Executive Officer of WRIT.

Capital Structure

Year to date, WRIT has issued 2,388,329 common shares through its Sales Agency Financing Agreement with BNY Mellon Capital Markets at an average offering price of $29.55 for gross proceeds of approximately $70.5 million. These proceeds were used to pay down a portion of a line of credit and for general corporate purposes. At the end of the quarter, the total outstanding balance on WRIT’s lines of credit was $107 million.

In the second quarter, WRIT acquired 925 and 1000 Corporate Drive at Quantico Corporate Center in Stafford, Virginia for $68 million. The newly constructed Class A office properties total 271,000 square feet and are 100% leased to 14 tenants, primarily defense and government contractors serving Marine Corps Base Quantico including BAE Systems, General Dynamics, and MITRE Corporation. WRIT funded the acquisition using available cash and its line of credit and expects to achieve a first year unleveraged cash yield of 8.8%.

WRIT completed the sale of three office properties and one industrial property in Rockville, Maryland totaling 229,000 square feet for $23.4 million. The Lexington Building, the Saratoga Building, Parklawn Plaza and Charleston Business Center were identified as disposition candidates as part of WRIT’s strategy of recycling capital into more modern assets inside the Beltway, near major transportation nodes, or with Base Realignment and Closure (BRAC) initiatives or other significant employment drivers in the greater metro area. Net book gain on the sale was $7.9 million.

On June 30, 2010, WRIT paid a quarterly dividend of $0.4325 per share for its 194th consecutive quarterly dividend at equal or increasing rates.

As of June 30, 2010, WRIT had a total market capitalization of $2.9 billion.(2)

Washington Real Estate Investment Trust

Subsequent to quarter end, WRIT repurchased $7.6 million of its 3.875% convertible notes at an average price of 100.25% of par. WRIT also prepaid without penalty a $21.7 million 5.82% mortgage note on The Ridges and The Crescent office properties in Gaithersburg, Maryland on July 12, 2010.

Operating Results

Overall portfolio economic occupancy(6) for the second quarter was 90.7%, compared to 92.9% in the same period one year ago and 91.2% in the first quarter of 2010. Overall portfolio Net Operating Income (NOI)(3) was $51.0 million compared to $50.5 million in the same period one year ago and $49.0 million in the first quarter of 2010.

Core(4) portfolio economic occupancy for the second quarter was 91.4%, compared to 93.7% in the same period one year ago and 91.4% in the first quarter of 2010. Core portfolio NOI for the second quarter decreased 0.6% and rental rates grew 1.5% compared to the same period one year ago.

•

Multifamily: 14.5% of total NOI – Multifamily properties’ core NOI for the second quarter increased 2.6% compared to the same period one year ago. The primary driver of the NOI increase was occupancy gains at all but two properties. Rental rates declined 1.1% while core economic occupancy for properties included in the results for both the second quarter of 2009 and 2010 increased 160 basis points (bps) to 94.0%. Sequentially, core economic occupancy for properties included in the results for both the first quarter of 2010 and the second quarter of 2010 decreased 40 bps from the first quarter of 2010.

•

Office: 43.5% of total NOI – Office properties’ core NOI for the second quarter increased 1.1% compared to the same period one year ago. Rental rates grew 2.7% while core economic occupancy for properties included in the results for both the second quarter of 2009 and 2010 decreased 230 bps to 91.5%. Sequentially, core economic occupancy for properties included in the results for both the first quarter of 2010 and the second quarter of 2010 decreased 60 bps from the first quarter of 2010.

•

Medical Office: 15.1% of total NOI – Medical office properties’ core NOI for the second quarter increased 4.2% compared to the same period one year ago. Rental rates grew 2.7% while core economic occupancy for properties included in the results for both the second quarter of 2009 and 2010 decreased 20 bps to 95.7%. Sequentially, core economic occupancy for properties included in the results for both the first quarter of 2010 and the second quarter of 2010 decreased 10 bps from the first quarter of 2010.

•

Retail: 15.0% of total NOI – Retail properties’ core NOI for the second quarter decreased 0.4% compared to the same period one year ago. Rental rates grew 1.1% while core economic occupancy for properties included in the results for both the second quarter of 2009 and 2010 decreased 300 bps to 92.0%. Sequentially, core economic occupancy for properties included in the results for both the first quarter of 2010 and the second quarter of 2010 increased 70 bps from the first quarter of 2010.

•

Industrial: 11.9% of total NOI – Industrial properties’ core NOI for the second quarter decreased 13.8% compared to the same period one year ago. Rental rates declined 0.4% while core economic occupancy for properties included in the results for both the second quarter of 2009 and 2010 decreased 830 bps to 82.3%. Sequentially, core economic occupancy for properties included in the results for both the first quarter of 2010 and the second quarter of 2010 decreased 320 bps from the first quarter of 2010. The main driver of this occupancy decline is partially offset by a 280 bps improvement in bad debt.

Leasing Activity

During the second quarter, WRIT signed commercial leases for 641,000 square feet with an average rental rate increase of 16.2% over expiring lease rates, an average lease term of 5.5 years, tenant improvement costs of $11.27 per square foot and leasing costs of $8.42 per square foot. Leasing costs include broker commissions and rent concessions.

•	Rental rates for new and renewed office leases increased 6.0% to $31.49 per square foot, with $30.23 per square foot in tenant improvement costs and $22.21 per square foot in leasing costs.

•	Rental rates for new and renewed medical office leases increased 21.7% to $39.30 per square foot, with $17.49 per square foot in tenant improvement costs and $10.43 per square foot in leasing costs.

Washington Real Estate Investment Trust

•	Rental rates for new and renewed retail leases increased 1.2% to $16.30 per square foot, with $5.16 per square foot in tenant improvement costs and $1.71 per square foot in leasing costs.

•	Rental rates for new and renewed industrial/flex leases increased 35.6% to $13.62 per square foot, with $1.80 per square foot in tenant improvement costs and $3.23 per square foot in leasing costs.

Conference Call Information

The Conference Call for 2nd Quarter Earnings is scheduled for Friday, July 30, 2010 at 11:00 A.M. Eastern time. Conference Call access information is as follows:

USA Toll Free Number:	1-877-407-9205
International Toll Number:	1-201-689-8054

The instant replay of the Conference Call will be available until August 13, 2010 at 11:59 P.M. Eastern time. Instant replay access information is as follows:

USA Toll Free Number:	1-877-660-6853
International Toll Number:	1-201-612-7415
Account:	286
Conference ID:	352745

The live on-demand webcast of the Conference Call will be available on the Investor section of WRIT's website at www.writ.com. On-line playback of the webcast will be available at http://www.writ.com for two weeks following the Conference Call.

About WRIT

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington metro region. WRIT owns a diversified portfolio of 88 properties totaling approximately 11 million square feet of commercial space and 2,540 residential units. These 88 properties consist of 26 office properties, 19 industrial/flex properties, 18 medical office properties, 14 retail centers, 11 multifamily properties and land for development. WRIT shares are publicly traded on the New York Stock Exchange (NYSE:WRE).

Note: WRIT's press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at (301) 984-9400.

Certain statements in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, the effect of the current credit and financial market conditions, the availability and cost of capital, fluctuations in interest rates, tenants' financial conditions, the timing and pricing of lease transactions, levels of competition, the effect of government regulation, the impact of newly adopted accounting principles, changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2009 Form 10-K and first quarter 2010 10-Q. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Washington Real Estate Investment Trust

Footnotes

(1)

Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. FFO is a non-GAAP measure and does not replace net income as a measure of performance or net cash provided by operating activities as a measure of liquidity. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs. A reconciliation of FFO to net income is provided on page 5 of this news release.

(2)

Total market capitalization is calculated by multiplying the total outstanding common shares at period end times the closing share price on the last trading day of the period, and then adding the book value of the total outstanding debt at period end.

(3)

Net Operating income (“NOI”), defined as real estate rental revenue less real estate expenses, is a non-GAAP measure. We provide NOI as a supplement to net income calculated in accordance with GAAP. As such, it should not be considered an alternative to net income as an indication of our operating performance. It is the primary performance measure we use to assess the results of our operations at the property level. NOI is calculated as net income, less non-real estate revenue and the results of discontinued operations (including the gain on sale, if any), plus interest expense, depreciation and amortization and general and administrative expenses. A reconciliation of NOI to net income is provided on pages 8 and 9 of this news release.

(4)

For purposes of evaluating comparative operating performance, we categorize our properties as “core” or “non-core”. A core property is one that was owned for the entirety of the periods being evaluated. A non-core property is one that was acquired or placed into service during either of the periods being evaluated.

(5)

Funds Available for Distribution (“FAD”) is a non-GAAP measure. It is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight-line rents, then adding (3) non-real estate depreciation and amortization, (4) amortization of restricted share and unit compensation, and adding or subtracting amortization of lease intangibles, as appropriate. We consider FAD to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-standardized measure and may be calculated differently by other REITs. A reconciliation of FAD to net income is provided on page 5 of this news release.

(6)

Economic occupancy is calculated by dividing the actual real estate rental revenue recognized for the period by the gross potential real estate rental revenue for that period. We determine gross potential real estate rental revenue by valuing occupied units or square footage at contract rates and vacant units or square footage at market rates for comparable properties. We do not consider percentage rents and expense reimbursements in computing economic occupancy percentages.

Economic Occupancy Levels by Core Properties (i ) and All Properties

	Core Properties		All Properties
Segment	2nd QTR 2010	2nd QTR 2009	2nd QTR 2010	2nd QTR 2009
Residential	94.0%	92.4%	93.7%	90.6%
Office	91.5%	93.8%	91.3%	93.0%
Medical Office	95.7%	95.9%	91.0%	95.9%
Retail	92.0%	95.0%	92.0%	95.0%
Industrial	82.3%	90.6%	82.8%	90.2%
Overall Portfolio	91.4%	93.7%	90.7%	92.9%

( i )	Core properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q2 2010 and Q2 2009, core properties exclude:

Residential Acquisitions: none;

Office Acquisitions: Quantico Corporate Center;

Medical Office Acquisition: Lansdowne Medical Office Building;

Retail Acquisitions: none;

Industrial Acquisitions: none.

Also excluded from Core Properties in Q2 2010 and Q2 2009 are:

Sold Properties: Avondale, Brandywine Center, Tech 100, Crossroads Distribution Center; Charleston Business Center, Parklawn Plaza, Lexington and Saratoga;

Held for Sale Properties: None;

In Development Properties: Bennett Park, Clayborne Apartments, and Dulles Station.

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
OPERATING RESULTS	2010	2009	2010	2009
Revenue
Real estate rental revenue	$75,145	$75,596	$151,591	$152,176
Expenses
Real estate expenses	24,157	25,078	51,558	51,974
Depreciation and amortization	23,669	23,178	47,181	46,136
General and administrative	3,519	3,375	7,302	6,413

	51,345	51,631	106,041	104,523

Real estate operating income	23,800	23,965	45,550	47,653
Other income (expense):
Interest expense	(17,013)	(19,316)	(34,078)	(38,997)
Gain (loss) on extinguishment of debt	—	1,219	(42)	7,064
Other income (expense)	(112)	(2)	122	174

	(17,125)	(18,099)	(33,998)	(31,759)

Income from continuing operations	6,675	5,866	11,552	15,894
Discontinued operations:
Income from operations of properties held for sale	404	602	792	1,474
Gain on sale of real estate	7,942	6,674	7,942	6,674

Net income	15,021	13,142	20,286	24,042
Less: Net income attributable to noncontrolling interests in subsidiaries	(27)	(52)	(76)	(101)

Net income attributable to the controlling interests	$14,994	$13,090	$20,210	$23,941

Income from continuing operations attributable to the controlling interests	$6,648	$5,814	$11,476	$15,793
Continuing operations real estate depreciation and amortization	23,669	23,178	47,181	46,136

Funds from continuing operations	$30,317	$28,992	$58,657	$61,929

Income from discontinued operations before gain on sale	404	602	792	1,474
Discontinued operations real estate depreciation and amortization	—	330	96	674

Funds from discontinued operations	404	932	888	2,148

Funds from operations(1)	$30,721	$29,924	$59,545	$64,077

Non-cash (gain) loss on extinguishment of debt	—	(1,219)	42	(7,064)
Tenant improvements	(2,331)	(4,727)	(4,343)	(5,793)
External and internal leasing commissions capitalized	(1,767)	(2,186)	(4,035)	(3,244)
Recurring capital improvements	(1,999)	(1,984)	(2,863)	(3,158)
Straight-line rents, net	(812)	(612)	(1,420)	(1,276)
Non-cash fair value interest expense	783	900	1,559	2,028
Non real estate depreciation & amortization of debt costs	993	1,177	1,986	2,396
Amortization of lease intangibles, net	(405)	(654)	(967)	(1,251)
Amortization and expensing of restricted share and unit compensation	1,355	927	2,988	1,504

Funds available for distribution(5)	$26,538	$21,546	$52,492	$48,219

Note: Certain prior period amounts have been reclassified to conform to the current presentation.

Washington Real Estate Investment Trust

	Three Months Ended June 30,		Six Months Ended June 30,
Per share data attributable to the controlling interests:	2010	2009	2010	2009
Income from continuing operations	$0.11	$0.10	$0.19	$0.29
	$0.11	$0.10	$0.19	$0.29
Net income	$0.24	$0.23	$0.33	$0.44
	$0.24	$0.23	$0.33	$0.44
Funds from continuing operations	$0.49	$0.51	$0.97	$1.13
	$0.49	$0.51	$0.97	$1.13
Funds from operations	$0.50	$0.53	$0.98	$1.17
	$0.50	$0.53	$0.98	$1.17

Dividends paid	$0.4325	$0.4325	$0.8650	$0.8650

Weighted average shares outstanding	61,171	56,276	60,538	54,604
Fully diluted weighted average shares outstanding	61,287	56,277	60,649	54,605

Washington Real Estate Investment Trust

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

(Unaudited)

	June 30, 2010	December 31, 2009
Assets
Land	$418,177	$408,779
Income producing property	1,943,146	1,886,408

	2,361,323	2,295,187
Accumulated depreciation and amortization	(508,693)	(468,291)

Net income producing property	1,852,630	1,826,896
Development in progress	25,952	25,031

Total real estate held for investment, net	1,878,582	1,851,927
Investment in real estate sold or held for sale	—	14,289
Cash and cash equivalents	13,338	11,203
Restricted cash	23,132	19,170
Rents and other receivables, net of allowance for doubtful accounts of $7,254 and $6,433, respectively	53,164	50,441
Prepaid expenses and other assets	98,624	97,605
Other assets related to property sold or held for sale	—	590

Total assets	$2,066,840	$2,045,225

Liabilities
Notes payable	$689,007	$688,912
Mortgage notes payable	403,612	405,451
Lines of credit	107,000	128,000
Accounts payable and other liabilities	54,901	52,580
Advance rents	10,460	11,103
Tenant security deposits	9,565	9,668
Other liabilities related to property sold or held for sale	—	448

Total liabilities	$1,274,545	$1,296,162

Shareholders’ equity
Shares of beneficial interest, $0.01 par value; 100,000 Shares authorized; 62,380 and 59,811 shares issued and outstanding, respectively	625	599
Additional paid-in capital	1,020,768	944,825
Distributions in excess of net income	(230,942)	(198,412)
Accumulated other comprehensive income	(1,949)	(1,757)

Total shareholders’ equity	788,502	745,255
Noncontrolling interests in subsidiaries	3,793	3,808

Total equity	792,295	749,063
Total liabilities and equity	$2,066,840	$2,045,225

Note: Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to core net operating income for the periods presented:

Three months ended June 30, 2010	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$6,248	$21,030	$7,785	$7,634	$6,087	$48,784
Add: Net operating income from non-core properties(4)	1,143	1,161	(100)	—	—	2,204

Total net operating income(3)	$7,391	$22,191	$7,685	$7,634	$6,087	$50,988
Add/(deduct):
Other income (expense)						(112)
Interest expense						(17,013)
Gain (loss) on extinguishment of debt						—
Depreciation and amortization						(23,669)
General and administrative expenses						(3,519)
Income from operations of properties held for sale						404
Gain on sale of real estate						7,942

Net income						15,021
Less: Net income attributable to noncontrolling interests in subsidiaries						(27)

Net income attributable to the controlling interests						$14,994

Three months ended June 30, 2009	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$6,087	$20,808	$7,468	$7,668	$7,060	$49,091
Add: Net operating income from non-core properties(4)	821	606	—	—	—	1,427

Total net operating income(3)	$6,908	$21,414	$7,468	$7,668	$7,060	$50,518
Add/(deduct):
Other income (expense)						(2)
Interest expense						(19,316)
Gain (loss) on extinguishment of debt						1,219
Depreciation and amortization						(23,178)
General and administrative expenses						(3,375)
Income from operations of properties held for sale						602
Gain on sale of real estate						6,674

Net income						13,142
Less: Net income attributable to noncontrolling interests in subsidiaries						(52)

Net income attributable to the controlling interests						$13,090

Washington Real Estate Investment Trust

The following tables contain reconciliations of net income to core net operating income for the periods presented:

Six months ended June 30, 2010	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$11,854	$41,809	$15,388	$14,851	$12,394	$96,296
Add: Net operating income from non-core properties(4)	2,276	1,700	(239)	—	—	3,737

Total net operating income(3)	$14,130	$43,509	$15,149	$14,851	$12,394	$100,033
Add/(deduct):
Other income (expense)						122
Gain from non-disposal activities						—
Interest expense						(34,078)
Gain (loss) on extinguishment of debt						(42)
Depreciation and amortization						(47,181)
General and administrative expenses						(7,302)
Income from operations of properties held for sale						792
Gain on sale of real estate						7,942

Net income						20,286
Less: Net income attributable to noncontrolling interests in subsidiaries						(76)

Net income attributable to the controlling interests						$20,210

Six months ended June 30, 2009	Multifamily	Office	Medical Office	Retail	Industrial	Total
Core net operating income(4)	$11,794	$41,424	$15,021	$15,374	$13,919	$97,532
Add: Net operating income from non-core properties(4)	1,394	1,276	—	—	—	2,670

Total net operating income(3)	$13,188	$42,700	$15,021	$15,374	$13,919	$100,202
Add/(deduct):
Other income (expense)						174
Interest expense						(38,997)
Gain (loss) on extinguishment of debt						7,064
Depreciation and amortization						(46,136)
General and administrative expenses						(6,413)
Income from operations of properties held for sale						1,474
Gain on sale of real estate						6,674

Net income						24,042
Less: Net income attributable to noncontrolling interests in subsidiaries						(101)

Net income attributable to the controlling interests						$23,941